MARVELL TECHNOLOGY GROUP LTD.
AMENDED AND RESTATED 1995 STOCK OPTION PLAN
STOCK UNIT AGREEMENT (DEFERRED STOCK UNITS)
1.Grant. The Company hereby grants to the participant named in the Notice of Grant (the “Participant”) an Award of restricted stock units (“Stock Units”), subject to all of the terms and conditions in this Stock Unit Agreement (the “Agreement”) and the Plan, which is incorporated herein by reference. Subject to Section 15 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail. Capitalized terms used herein but not defined shall have the same meaning as ascribed in the Plan.
2.    Company’s Obligation to Pay. Each Stock Unit represents the right to receive a Share on the date it vests. It is a bookkeeping entry that represents only the Company's unfunded and unsecured promise to issue Shares (or distribute cash) on a future date. As a holder of Stock Units, Participant has no rights other than the rights of a general creditor of the Company. Unless and until the Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Stock Units. Prior to actual payment of any vested Stock Units, such Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate or legal representative) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7.
Subject to the provisions of Section 4, such vested Stock Units will be paid in Shares in accordance with Participant’s applicable Stock Unit Election Form entered into with respect to the grant of Stock Units for the calendar year of the date of grant (the “Election Form”). The Company and Participant acknowledge and agree that this Award of Stock Units is considered deferred compensation within the meaning of Section 409A (as defined below) and is intended to comply with the same so as to avoid the imposition of additional taxes thereunder.
Notwithstanding anything in the Election Form to the contrary, the Administrator reserves the authority in its sole discretion to settle all Shares deferred under the Election Form upon a “change in control” of the Company (within the meaning of Section 409A) in accordance with Treasury Regulation Section 1.409A-3(j)(ix).
3.    Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant has provided Continuous Service (defined below) from the date of grant until the date such vesting occurs. If you go on an approved leave of absence, then the vesting schedule specified in the Notice of Grant will be adjusted to suspend vesting in accordance with the terms and conditions governing the approved leave of absence and, if applicable, the Company’s leave of absence policy as then in effect and as the Company may adopt and/or adjust from time to time. For the purpose of this Agreement, “Continuous Service” means that a Participant’s employment and/or consulting relationship with the Company or a Parent or Subsidiary or service as an Outside Director is not interrupted or terminated. Continuous Service is not interrupted by (i) any leave of absence approved by the Company; (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary, or any successor; or (iii) changes in status from Employee to Consultant or Outside Director or from Consultant or Outside Director to Employee.
4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Stock Units will be considered as having vested as of the date specified by the Administrator.
For U.S. tax purposes, notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Stock Units is accelerated in connection with Participant’s termination of Continuous Service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination of Continuous Service and (y) the payment of such accelerated Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination of Continuous Service, then the payment of such accelerated Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination of Continuous Service, unless the Participant dies following his or her termination of Continuous Service, in which case, the Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Code and any Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5.    Forfeiture upon Termination of Continuous Service. Notwithstanding any contrary provision of this Agreement, the balance of the Stock Units that have not vested as of the time of Participant’s termination of Continuous Service for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate. The date on which Continuous Service terminates shall not be extended by any notice of termination period requested to be given under local law; such termination date will be considered to be the last date of active employment.
6.    Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary (or legal representative for employees outside the U.S.) survives Participant, the administrator, executor or legal representative of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any local or foreign laws or regulations pertaining to said transfer.
7.    Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Unit, including, but not limited to, the grant, vesting or settlement of the Stock Unit, the issuance of Shares upon settlement of the Stock Unit, the subsequent sale of Shares acquired pursuant to such issuance; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Unit to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)    withholding from Participant’s wages or other cash compensation paid to Participant by the Company, the Employer and/or any Subsidiary; or
(ii)    withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Stock Unit either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or
(iii)    withholding in Shares to be issued upon vesting/settlement of the Stock Unit.
To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Stock Unit, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.
Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described in this Section.
If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Stock Units and any right to receive Shares thereunder and the Stock Units will be returned to the Company at no cost to the Company.
Notwithstanding the terms of Participant’s Election Form, the Administrator may accelerate the payment of vested Stock Units to pay for FICA tax imposed under Code Section 3101 and the income tax withholding related to such FICA amount in accordance with Treasury Regulation Section 1.409A-3(j)(vi).
8.    Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.    Nature of Grant. In accepting the grant, Participant acknowledges that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)    the grant of the Stock Unit is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Units, or benefits in lieu of Stock Units, even if Stock Units have been granted repeatedly in the past;
(c)    all decisions with respect to future Stock Unit grants, if any, will be at the sole discretion of the Company;
(d)    Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship (if any) at any time;
(e)    Participant is voluntarily participating in the Plan;
(f)    the Stock Unit and the Shares subject to the Stock Unit are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, the Employer or any Subsidiary, and is outside the scope of Participant’s service or employment contract, if any;
(g)    the Stock Unit and the Shares subject to the Stock Unit are not intended to replace any pension rights or compensation;

(h)    the Stock Unit and the Shares subject to the Stock Unit are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary;
(i)    the Stock Unit grant and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary of the Company;
(j)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(k)    in consideration of the Award of Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Units resulting from termination of Participant’s Continuous Service with the Company, the Employer or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and Participant irrevocably releases the Company, the Employer, and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such claim;
(l)    in the event of termination of Participant’s Continuous Service (whether or not in breach of local labor laws), Participant’s right to vest in the Stock Unit under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active Continuous Service would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when I am no longer actively employed for purposes of Participant’s Stock Unit grant;
(m)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan;
(n)    Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan; and
(o)    the Stock Unit and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
10.    Data Privacy Notice and Consent. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
Participant understands that Data will be transferred to Smith Barney, E*Trade or to any other third party assisting in the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, Smith Barney, E*Trade and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.
11.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY PROVIDING CONTINUOUS SERVICE AT THE WILL OF THE EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR CONTINUOUS SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE PARTICIPANT’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.
12.    Address for Notices. Any notice to be given to the Company under the terms of this

Agreement will be addressed to the Company at its corporate headquarters, or at such other address as the Company may hereafter designate in writing.
13.    Grant is Not Transferable. This Award of Stock Units may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of Award of Stock Units shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
14.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
15.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal law, any local or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate or legal representative), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. state or federal law, or any local or foreign securities exchange, and to obtain any such consent or approval of any such governmental authority.
17.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to Stock Units awarded under the Plan or future Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
21.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Stock Units.
22.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23.    Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Stock Units is made and/or to be performed.
24.    Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
25.    Appendix. Notwithstanding any provisions in this Agreement, the Stock Unit grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
26.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Stock Unit and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX FOR PARTICIPANTS OUTSIDE THE U.S.
MARVELL TECHNOLOGY GROUP LTD.
AMENDED AND RESTATED 1995 STOCK OPTION PLAN
STOCK UNIT AGREEMENT
Terms and Conditions
This Appendix to the Stock Unit Agreement for Participants Outside the U.S. (the “Agreement”) includes additional terms and conditions that govern the Stock Units granted to Participant if he or she resides in one of the countries listed herein. This Appendix forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and/or the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan (the “Plan”).
If Participant is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment to another country after the Stock Units are granted, or is considered a resident of another country for local law purposes, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to Participant.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Stock Units or sells Shares acquired under the Plan.
In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment to another country after the Stock Units are granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant.
BELGIUM
Notifications
Tax Reporting Notification. Participant is required to report any brokerage or bank accounts opened and maintained outside Belgium on his or her annual tax returns.
CANADA
Terms and Conditions
Settlement of Stock Units. The following provision supplements Section 2 of the Agreement:
Notwithstanding Section 13(c) of the Plan, Stock Units will be settled in Shares only, not cash.
Forfeiture upon Termination of Continuous Service. This provision supplements Section 5 of the Agreement:
In the event of termination of Participant’s Continuous Service for any reason (whether or not in breach of local labor laws), Participant’s right to vest in Stock Units under the Plan, if any, will terminate effective as of the date that is the earlier of: (1) the date Participant receives notice of termination of Continuous Service from the Employer, or (2) the date Participant is no longer actively providing Continuous Service, regardless of any notice period or period of pay in lieu of such notice required under applicable law (including, but not limited to statutory law, regulatory law and/or common law). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing Continuous Service for purposes of Participant’s Stock Unit grant.
The following provisions will apply to Participant if he or she is a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Data Privacy Notice & Consent. This provision supplements Section 10 of the Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes the Company, its Subsidiaries and the Administrator to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in Participant’s employee file.
Notifications
Securities Law Notification. Participant acknowledges that he or she is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired under Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Stock Market).
CHINA
The following Terms and Conditions and Notifications apply only to Participants who are subject to the exchange control restrictions under Circular 7 (or any successor regulations), as determined by the Company in its sole discretion.
Terms and Conditions
Supplemental Rules for China Employees. By accepting the Stock Units, Participant acknowledges and agrees to be bound by the terms of the Supplemental Rules of Marvell Stock Plans for China Employees.
Sale of Shares. Marvell may require employees to sell Shares immediately at vesting or upon termination of Continuous Service to facilitate compliance with the exchange control laws in China. If Participant does not sell his or her outstanding Shares within the time required by the Company, Participant hereby authorizes the Company to instruct the designated broker to sell the Shares on Participant’s behalf, and expressly authorizes the Company’s designated broker to complete the sale of Shares. Participant agrees to sign any forms and/or consents required by the broker to effectuate the sale of Shares. Participant acknowledges that the broker is under no obligation to arrange for the sale of Shares at any particular price. Upon the sale of Shares, Participant understands that the Company agrees to pay Participant the cash proceeds from the sale of Shares, less any brokerage fees or commissions, and subject to Participant’s obligation to satisfy Tax-Related Items. Participant understands that the proceeds from the sale of Shares may need to be repatriated to China pursuant to the below provision, and Participant agrees to comply with all requirements the Company may impose in order to facilitate compliance with exchange control requirements in China prior to receipt of the cash proceeds. Participant acknowledges that he or she is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.
Exchange Control Restrictions. Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to immediately repatriate any cash proceeds from the sale of Shares and the receipt of any dividends to China. Participant further understands that, under applicable laws, such repatriation of the proceeds will be effected through a special exchange control account established by the Company, a Subsidiary or the Employer, and Participant hereby consents and agrees that the proceeds from the sale of Shares and the receipt of any dividends may be transferred to such special account prior to being delivered to Participant.
Participant also understands that the Company will deliver the proceeds to Participant as soon as possible, but there may be delays in distributing the funds to Participant due to exchange control requirements in China. Proceeds will be paid to Participant in U.S. dollars. Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account.

Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
DENMARK
Notifications
Exchange Control and Tax Reporting Notification. Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Shares are held with a non-Danish broker or bank, Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, Participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired under the Plan and held in such account to the Danish Tax Administration as part of Participant’s annual income tax return. By signing the Form V, Participant at the same time authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392
In addition, when Participant opens a deposit account or a brokerage account for the purpose of holding cash outside of Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, Participant must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of Participants annual income tax return. By signing the Declaration K, Participant at the same time authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.
FINLAND
There are no country-specific provisions.

FRANCE
Terms and Conditions
French Language Provision. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participants confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.
En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.
Notifications
Exchange Control Notification. Participant may hold Shares outside France, provided Participant declares any bank or stock account opened, held or closed abroad to the French tax authorities on an annual basis. Furthermore, Participant must declare to the customs and excise authorities any cash or securities Participant imports or exports without the use of a financial institution when the value of the cash or securities exceeds €10,000.
GERMANY
Notifications
Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant makes or receives a payment in excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, Participant must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, Participant must also report his or her share holding on an annual basis, in the unlikely event, that Participant holds shares representing 10% or more of the total or voting capital of the Company.
HONG KONG
Terms and Conditions
Settlement of Stock Units. The following provision supplements Section 2 of the Agreement:
Notwithstanding Section 13(c) of the Plan, Stock Units will be settled in Shares only, not cash.
Sale of Shares. To facilitate compliance with securities laws in Hong Kong, Participant agrees not to sell any Shares issued at vesting of the Stock Units within six months of the Date of Grant.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, Participant’s grant shall be void.
Notifications
Securities Law Notification. Warning: The Stock Units and Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, its Parent, Subsidiaries or affiliates. The Agreement, including this Appendix, the Plan and other incidental Award documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the Award documentation been reviewed by any regulatory authority in Hong Kong. The Stock Units are intended only for the personal use of each eligible employee of the Employer, the Company, its Parent or any Subsidiary or affiliate and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.
INDIA
Notifications
Exchange Control Notification. Participant understands that Participant must repatriate any proceeds from the sale of Shares acquired under the Plan and the receipt of any dividends to India within 90 days of receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.
Because exchange control restrictions in India change frequently, Participant is advised to consult with his or her personal advisor before taking any action under the Plan.
Foreign Assets Reporting. Participant understands that he or she is required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in his or her annual tax return. Participant understands that he or she is solely responsible for complying with this reporting obligation and that Participant is advised to confer with his or her personal tax advisor in this regard.
ISRAEL
Terms and Conditions
Plan Appendix for Israeli Employees. The Stock Unit is granted to Participant pursuant to the rules of the Appendix to the Amended and Restated 1995 Stock Plan of Marvell Technology Group Ltd. in

respect of Israeli Employees (the “Israeli Appendix”), and is subject to the terms and conditions as stated in the Israeli Appendix, the Plan, the Notice of Grant and Agreement, including this Appendix. By accepting the Stock Unit, Participant acknowledges and agrees to be bound by the terms of the Israeli Appendix.
ITALY
Terms and Conditions
Data Privacy Consent. This consent replaces in its entirety Section 10 of the Agreement:
Participant understands that the Employer, the Company, and any Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of all Stock Units, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).
Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The controller of personal data processing is Marvell Semiconductor, Inc. with registered offices at 5488 Marvell Lane, Santa Clara, California, 95054, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Marvell Italia S.R.L., with registered offices at Viale Della Republica 38, 27100, Pavia, Italy.
Participant understands that Data will not be publicized. Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Participant further understands that the Company and/or its Subsidiaries, will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer Data to banks, other financial institutions, brokers or other third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired at vesting of the Stock Units. Such recipients may receive, possess, process, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.
Furthermore, Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.
Terms of Grant. Participant acknowledges that Participant has read and specifically and expressly approves, without limitation, the following sections of the Agreement: “Withholding of Taxes”; “Nature of Grant”; “Data Privacy Notice and Consent” as replaced by the above consent; “Governing Law”; “Language;” and “Imposition of Other Requirements.”
Notifications
Tax/Exchange Control Notification. Participant is required to report the following on his or her annual tax return: (1) any transfers of cash or Shares to or from Italy exceeding €10,000, (2) any foreign investments or investments held outside of Italy at the end of the calendar year exceeding €10,000 if such investments (including cash or Shares) may result in income taxable in Italy, and (3) the amount of the transfers to and from abroad which have had an impact during the calendar year on Participant’s foreign investments or investments held outside of Italy. Under certain circumstances, Participant may be exempt from the requirement under (1) above if the transfer or investment is made through an authorized broker resident in Italy.
JAPAN
Notifications
Foreign Assets Reporting Notification. Participant is required to report details of any assets held outside of Japan as of December 31, including Shares, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due from Participant by March 15 each year. Participant is responsible for complying with this reporting obligation and is advised to confer with his or her personal tax advisor in this regard.
KOREA
Notifications
Exchange Control Notification. Korean residents who realize US$500,000 or more in a single transaction from the sale of Shares or the receipt of any dividends are required to repatriate the proceeds to Korea within 18 months of the receipt.
MALAYSIA
Notifications
Director Notification Obligation. If Participant is a director of a Subsidiary or other related company in Malaysia, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives an interest (e.g., Stock Units, Shares) in the Company or any related companies. In addition, Participant must notify the Malaysian Subsidiary when Participant sells shares of the Company or any related company (including when Participant sell Shares acquired under the Plan). These notifications must be made within 14 days of acquiring or disposing of any interest in the Company or any related company.
Insider Trading Notification. Participant should be aware of the Malaysian insider trading rules, which may impact the acquisition or disposal of Shares under the Plan. Under the Malaysian insider trading rules, Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., Stock Units) when in possession of information that is not generally available and that Participant knows or should know will have a material effect on the price of Shares once such information is generally available.
NETHERLANDS
Terms and Conditions
Nature of Grant. The following provision supplements Section 9 of the Agreement:
By accepting the Stock Units and participating in the Plan, Participant acknowledges that the Stock Units granted under the Plan are intended as an incentive for Participant to remain in Continuous Service with the Employer and are not intended as remuneration for labor performed.
Notifications
Insider-Trading Notification. Participant should be aware of Dutch insider-trading rules, which may impact the sale of Shares issued to Participant at vesting of the Stock Units. In particular, Participant may be prohibited from certain transactions involving Shares if Participant has insider information regarding the Company.
By accepting the Stock Unit granted hereunder and participating in the Plan, Participant acknowledges having read and understood this Insider-trading Notification and further acknowledges that it is his or her responsibility to comply with the following Dutch insider-trading rules:
Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information”

related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of a Parent, Subsidiary or affiliate in the Netherlands who has inside information as described herein.
Given the broad scope of the definition of inside information, certain participants working at a Parent, Subsidiary or affiliate in the Netherlands may have insider information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when they have such inside information.
Please note that the Company cannot be held liable if Participant violates the Dutch insider-trading rules. If Participant is uncertain whether the insider-trading rules apply to Participant, Participant should consult his or her personal legal advisor.
SINGAPORE
Notifications
Securities Law Notification. The Award of Stock Units is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) the “Qualifying Persons” exemption under the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Award of Stock Units is subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of Shares in Singapore or (ii) any offer of such subsequent sale of Shares subject to the Stock Units in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Director Notification Obligation. If Participant is a director, associate director or shadow director of a Subsidiary or other related entity in Singapore, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary in writing when Participant receives an interest (e.g., an Award or Shares) in the Company or any related company. In addition, Participant must notify the Company’s Singapore Subsidiary when Participant sell Shares or shares of any related company (including when Participant sell Shares issued upon vesting of the Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification of Participant’s interests in the Company or any related company must be made within two business days of becoming a director.
SPAIN
Terms and Conditions
Agreement. By accepting the Stock Units, Participant acknowledges and agrees to be bound by the terms of the Plan and the Agreement, including this Appendix. Participant understands and agrees that the Company offers Stock Units without any previously existing obligation based on the terms and conditions in the Plan and the Agreement and conditioned on the Participant’s express acceptance of those terms and conditions. But for Participant’s agreement to those terms and conditions, the Stock Units would not be granted.
Adjustment of Vesting Period. This provision supplements Section 3 of the Agreement:
Participant acknowledges that the vesting period of any Stock Units may be adjusted and lengthened as a result of a leave of absence.
Forfeiture upon Termination of Continuous Service. This provision supplements Section 5 of the Agreement:
Participant acknowledges and agrees that the Stock Units will automatically cease vesting and be forfeited without any compensation whatsoever in the event of any type of termination of Continuous Service, regardless of the reason for the termination. The Plan does not under any circumstances permit vesting after termination of Continuous Service including but not limited to cases of death, disability, retirement, unfair dismissal, constructive dismissal, resignation, or any other cases of termination. Given the possible required forfeiture under the Plan and Agreement, Participant should have no expectation that the Stock Units will eventually vest.
Termination of Active Continuous Service: This provision supplements Section 9(l) of the Agreement:
Participant understands and agrees that for purposes of the Stock Units, the date that the Participant ceases providing active services to the Company or the Employer in the case of dismissal that is formalized pursuant to Spanish law will be the date of termination indicated in the letter of dismissal provided by the Employer, without prejudice to (i) any notice period that may be required by local law during which compensation may be due, (ii) any additional period during which social security payment obligations may continue, (iii) any post-termination interim salary (“salarios de tramitación”) that may be due, (iv) any official termination date that may apply under local law or due to court resolution or due to any settlement agreement agreed for other purposes, and/or (v) any other rights or obligations that may continue to exist under local law after the Termination Date. Upon termination of active Continuous Service, Participant shall forfeit any Stock Units effective the date active Continuous Service ceases.
Languages. A translation into Spanish of the Plan and the Agreement, including the Appendix, are attached to this document. In the event of any discrepancy between the meaning of the Spanish and English versions of the documents, the English version will prevail.
Acknowledgement of Receipt and Express Acceptance. By signing below and returning a copy of the signed Agreement and Appendix to the Company, Participant expressly acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, in Spanish and English, and he or she expressly accepts and agrees to the accept the Stock Units grant subject to the specific terms and conditions of the Plan and the Agreement, including this Appendix.

Participant Signature:
Participant Name (Print):
Date:

Notifications
Securities Law Notification. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory regarding the Stock Units. No public offering prospectus has been, nor will it be, registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor the Agreement constitute a public offering prospectus and they have not been, nor will they be, registered with the CNMV.
Exchange Control Notification. Participant must declare any Shares that are acquired under the Plan to the Dirección General de Comercio e Inversiones of the Ministry of Industry, Tourism and Commerce (the “DGCI”). After the initial declaration, the declaration must be filed with the DGCI on an annual basis each January while the Shares are owned.
When receiving foreign payments exceeding €50,000 derived from the participation in the Plan (e.g., dividends or sales proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the institution with certain information, including (i) his/her name, address and tax identification number, (ii) the name and corporate domicile of the Company, (iii) the amount of the payment and the currency used, (iv) the country of origin, (v) the reasons for the payment, and (vi) any further information that may be required.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Notification. The Stock Unit offered is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.
TAIWAN

Exchange Control Notification. Participant may remit and acquire up to US$5,000,000 per year in foreign currency (including proceeds from the sale of Shares or the receipt of any dividends) without justification.
If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form. In addition, if the transaction about is US$500,000 or more, Participant may be required to provide additional supporting documentation to the satisfaction of the bank involved in the transaction. Participant should consult with his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
UNITED KINGDOM
Terms and Conditions
Tax Withholding. This provision supplements Section 7 of the Agreement:
Participant agrees that, if Participant does not pay or the Employer or the Company does not withhold from Participant the full amount of income tax that Participant owes at vesting of the Stock Unit, or the release or assignment of the Stock Unit for consideration, or the receipt of any other benefit in connection with the Stock Unit (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective 90 day after the Taxable Event. Participant agrees that the loan will bear interest at the Her Majesty’s Revenue and Customs’ (“HMRC’s”) official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by any of the means set forth in Section 7 of the Agreement.
Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Participant is an officer or executive director and income tax is not collected from or paid by Participant within 90 days of the Taxable Event, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be due. Participant will be responsible for reporting and accounting for any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit.
Joint Election. The Company reserves the right to transfer Secondary Class 1 NICs to the Participant. As a condition of participating in the Plan, the Participant acknowledges and agrees that the Participant may be liable for the Secondary Class 1 NICs which may be payable by the Company or the Employer (or by any successor to the Company or the Employer) with respect to the acquisition of Shares pursuant to the Stock Units, the assignment or release of the Stock Units for consideration, or the receipt of any other benefit in connection with the Stock Units and that liability for the Secondary Class 1 NICs payments may be transferred to the Participant to the fullest extent permitted by law.

If the Company chooses to transfer the Secondary Class 1 NICs, and without limitation to the above, the Participant agrees to make an election, in the form specified and/or approved for such election by HMRC, that the liability for the Secondary Class 1 NICs payments on any such gains shall be transferred to the Participant (the “Election”). The Participant further agrees to execute such other elections as may be required between the Participant and any successor to the Company and/or the Employer. The Participant hereby authorizes the Company and the Employer to withhold such Secondary Class 1 NICs by any of the means set forth in Section 7 of the Agreement if and when such Secondary Class 1 NICs are transferred to the Participant.
Further, if the Company chooses to transfer the Secondary Class 1 NICs payments and the Participant does not make an Election, or the approval of the Election is been withdrawn by HMRC, or the Election is jointly revoked by the Participant and the Company or the Employer, as applicable, then these Stock Units shall, at the discretion of the Company, without any liability to the Company or the Employer, cease vesting and become null and void.
* * * * *

MARVELL TECHNOLOGY GROUP LTD.
AMENDED AND RESTATED 1995 STOCK OPTION PLAN
Stock Unit Election Form
(2018 Election)
Please complete and return this Stock Unit Election Form (the “Election Form”), as described below, so that is received on or before [___________] (the “Submission Deadline”), to [______], 5488 Marvell Lane, Santa Clara, CA 95054 or [_____]@marvell.com. Any Election Form not received by the Submission Deadline will be void.
I understand that my Election Form will become irrevocable effective as of the Submission Deadline. An election can be revoked or changed prior to the Submission Deadline by timely submitting a new Election Form as described above. A revocation must include a simple statement that a previous Election Form is cancelled and must be acknowledged and countersigned by the Company.

I.    PERSONAL INFORMATION
(Please print)
Participant Name:                          (the “Participant”)
II.    STOCK UNIT DEFERRAL ELECTION
Complete this Section II if you wish to defer settlement of the Stock Units granted to you in 2018 (whether solely time-based Stock Units and/or performance-based Stock Units) (the “2018 Stock Units”).

[_]
I elect to receive payment of one hundred percent (100%) of the 2018 Stock Units (to the extent vested) in whole common shares of Marvell Technology Group Ltd. (the “Company”) within thirty (30) days of the earliest of (the “Settlement Date”):

(i)my “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other Internal Revenue Service guidance promulgated thereunder (“Section 409A”);

(ii)a “change in control” event within the meaning of Section 409A;

(iii)my death;

(iv)my “disability” within the meaning of Section 409A; and

(v)________________, ______ (please enter a date no earlier than January 1, 2023);
If the thirty (30) day period straddles two calendar years, I understand that under no circumstances will I be permitted, directly or indirectly, to designate the taxable year in which my RSUs are settled.
Notwithstanding the foregoing, if the Settlement Date is as a result of my separation from service, as determined by the Company, other than due to my death, and I am a “specified employee” within the meaning of Section 409A at the time of such separation from service, then my RSUs will not be settled until the date that is six months and one day following the date of separation from service, unless I die following my separation from service, in which case, my RSUs will be settled as soon as administratively practicable following my death.
III.    PARTICIPANT SIGNATURE
I agree to all of the terms and conditions of the Plan, including the right of the Board of Directors of the Company (the “Board”) or the Executive Compensation Committee of the Board (the “Administrator”) to amend or terminate the Plan at any time and for any reason. I acknowledge that I have received and read a copy of the Plan’s prospectus and that I am familiar with the terms and provisions of the Plan. I understand that the Plan is unfunded and that no assets have been segregated in a trust or otherwise set aside for the Plan’s participants.
I also understand that any election to defer the settlement of any 2018 Stock Units pursuant to this Election Form will make me only a general, unsecured creditor of the Company. I also understand that any amounts deferred will be taxable as ordinary income in the year paid.
I understand on the vesting of my 2018 Stock Units, I will be subject to employment taxes and that I have had the opportunity to discuss this Election Form with a tax advisor. I agree to satisfy tax withholding related to employment taxes in accordance with each Stock Unit Agreement governing my 2018 Stock Units (the “Agreements”). The Company will be under no obligation to deliver any Shares subject to such award until any withholding obligations are satisfied. I also understand that, upon receipt of any deferred payouts, in addition to federal taxes, I may owe taxes both to the state where I resided at the time of making this election and, if different, to the state where I reside when I receive a deferred payout.
I also understand and acknowledge that the Administrator has the discretion to make all determinations and decisions regarding any elections set forth on this Election Form.
I also understand that this Election Form and the elections made hereunder are intended to comply with the requirements of Section 409A as an initial election as set forth in Treasury Regulation Section 1.409A-2(a)(3) so that none of the 2018 Stock Units nor any shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. I understand that I may not be able to further defer the 2018 Stock Units, unless in compliance with the rules for subsequent deferrals under Section 409A and as approved by the Administrator.
I also understand that this Election Form and the elections made hereunder will in all respects be subject to the terms and conditions of the Plan and each Agreement.
By signing this Election Form, I authorize the implementation of the above elections. I understand that elections in Sections II and III are generally irrevocable effective as of the Submission Deadline and may not be changed in the future except in accordance with the requirements of Section 409A and the procedures specified by the Administrator.
PARTICIPANT
Signed:         Date: _______________, ______

Agreed to and accepted:

COMPANY: MARVELL TECHNOLOGY GROUP, LTD.

By:         Date: ________________, ______
Title: